Exhibit 23

         Consent of PricewaterhouseCoopers LLP, Independent Accountants.





















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



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Rare Medium Group, Inc. (formerly ICC Technologies, Inc.) (the Company) on Form S-8 (File Nos. 33-37036, 33-37037, 33-85634, 33-85636, 33-89122 and 33-89124) of
our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 20, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference in the Registration Statements (set forth above) of the Company of our report, dated March 20, 1998, on our audits of the financial statements of Engelhard/ICC as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is also included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.




Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
March 31, 1999











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